Exhibit 99.1

This Statement on Form 4 is filed by Breeden Capital Management LLC, Breeden Partners (California) LP, Breeden Partners (California) II LP, Breeden Partners (New York) I LP, Breeden Partners LP, Breeden Partners Holdco Ltd., Breeden Partners (Cayman) Ltd., Breeden Capital Partners LLC and Richard Breeden, all of which are direct or indirect 10% beneficial owners.  The principal business address of each of the Reporting Persons is 100 Northfield Street, Greenwich, Connecticut 06830.

Name of Designated Filer: Breeden Capital Management LLC

Date of Event:   May 15, 2012

Issuer Name and Ticker or Trading Symbol: Zale Corporation (ZLC)

BREEDEN PARTNERS L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
           Managing Member

BREEDEN PARTNERS (CALIFORNIA) L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN PARTNERS (CALIFORNIA) II L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN PARTNERS (NEW YORK) I L.P.

By:  Breeden Capital Partners LLC,
        General Partner

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN CAPITAL PARTNERS LLC

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

BREEDEN CAPITAL MANAGEMENT LLC

By:  /s/ Richard C. Breeden
    Richard C. Breeden
        Managing Member

/s/ Richard C. Breeden
            Richard C. Breeden